Exhibit 99.1

Contact: Leah Stearns

Vice President, Investor Relations & Capital Markets

Telephone: (617) 375-7500

AMERICAN TOWER CORPORATION REPORTS

FIRST QUARTER 2013 FINANCIAL RESULTS

FIRST QUARTER 2013 HIGHLIGHTS

Consolidated Results		Segment Highlights

•	Total revenue increased 15.2% to $802.7 million	•	Domestic rental and management segment revenue increased 5.9% to $515.7 million
•	Operating income increased 9.2% to $299.7 million	•	International rental and management segment revenue increased 32.9% to $261.8 million
•	Cash provided by operating activities decreased 2.0% to $394.0 million	•	Network development services segment revenue was $25.3 million

Boston, Massachusetts – May 1, 2013: American Tower Corporation (NYSE: AMT) today reported financial results for the quarter ended March 31, 2013.

Jim Taiclet, American Tower’s Chief Executive Officer stated, “Our strong first quarter results, enhanced network investment programs announced by wireless carriers in the U.S. and around the world, and my recent interactions with our field teams on the ground all confirm continuing robust demand for tower space. Leading the charge toward pervasive 4G services are our four major U.S. tenants, who we believe will need to substantially upgrade their existing networks to meet the capacity and elevated signal quality required to deliver services such as LTE video and voice over IP.”

FIRST QUARTER 2013 OPERATING RESULTS OVERVIEW

American Tower generated the following operating results for the quarter ended March 31, 2013 (unless otherwise indicated, all comparative information is presented against the quarter ended March 31, 2012).

Total revenue increased 15.2% to $802.7 million and total rental and management revenue increased 13.7% to $777.4 million. Total rental and management revenue Core Growth was approximately 20.3%. Please refer to the selected statement of operations detail on page 13, which highlights the items affecting all Core Growth percentages for the quarter ended March 31, 2013.

Total rental and management Gross Margin increased 12.6% to $589.9 million. Total selling, general, administrative and development expense was $101.2 million, including $20.6 million of stock-based compensation expense. Adjusted EBITDA increased 13.4% to $524.4 million, Core Growth in Adjusted EBITDA was 19.6%, and the Adjusted EBITDA Margin was 65%.

Adjusted Funds From Operations (AFFO) increased 9.9% to $357.8 million, Core Growth in AFFO was approximately 20.9%, and AFFO per Share increased 9.8% to $0.90. AFFO reflects the impact of the introduction of a new category of capital expenditures, “Start-Up Capital Projects,” as further described below.

Operating income increased 9.2% to $299.7 million, while net income attributable to American Tower Corporation decreased 22.5% to $171.4 million. The decrease was primarily attributable to the $35.3 million loss on retirement of long-term obligations related to the refinancing of the Company’s $1.75 billion securitization and a year over year decline in unrealized foreign currency gains of $33.7 million. Net income attributable to American Tower Corporation per both basic and diluted common share decreased 23.2% to $0.43.

Cash provided by operating activities decreased 2.0% to $394.0 million, which was primarily attributable to non-recurring tax refunds received in the first quarter of 2012.

Segment Results

Domestic Rental and Management Segment – Domestic rental and management segment revenue increased 5.9% to $515.7 million, which represented 64% of total revenues and reflects the positive impact of two non-recurring items during the first quarter of 2012. These items include a tenant billing settlement of $6.0 million and a lease termination settlement of $9.6 million. In addition, domestic rental and management segment Gross Margin increased 7.6% to $423.8 million, while domestic rental and management segment Operating Profit increased 7.0% to $400.9 million. Domestic rental and management segment Operating Profit Margin was 78%.

International Rental and Management Segment – International rental and management segment revenue increased 32.9% to $261.8 million, which represented 33% of total revenues. International rental and management segment pass-through revenues increased 43.2% to $69.7 million. In addition, international rental and management segment Gross Margin increased 27.8% to $166.1 million, while international rental and management segment Operating Profit increased 28.8% to $136.5 million. International rental and management segment Operating Profit Margin was 52% (71%, excluding the impact of $69.7 million of pass-through revenues).

Network Development Services Segment – Network development services segment revenue was $25.3 million, which represented 3% of total revenues. Network development services segment Gross Margin was $15.0 million, and network development services segment Operating Profit was $12.1 million. Network development services segment Operating Profit Margin was 48%.

Please refer to “Non-GAAP and Defined Financial Measures” on pages 5 and 6 for definitions of Gross Margin, Operating Profit, Operating Profit Margin, Adjusted EBITDA, Adjusted EBITDA Margin, NAREIT Funds From Operations, Adjusted Funds From Operations, Adjusted Funds From Operations per Share, Core Growth and Net Leverage Ratio. For additional financial information, including reconciliations to GAAP measures, please refer to the unaudited selected financial information on pages 11 through 14.

INVESTING OVERVIEW

Distributions – On April 25, 2013, the Company paid its first quarter distribution to stockholders of record at the close of business on April 10, 2013 of $0.26 per share, or approximately $102.8 million.

Cash Paid for Capital Expenditures – During the first quarter of 2013, total capital expenditures of $123.9 million included $57.3 million for discretionary capital projects, including spending to complete the construction of 48 towers and the installation of 3 distributed antenna system networks and 124 shared generators domestically and the construction of 393 towers and the installation of 8 distributed antenna system networks internationally; $14.8 million to purchase land under the Company’s communications sites; $21.7 million for the redevelopment of existing communications sites to accommodate new tenant equipment; and $23.4 million for capital improvements and corporate capital expenditures.

To provide further transparency of capital expenditures incurred in connection with recently announced new markets or acquisitions, the Company is introducing a new category of capital expenditures, “Start-Up Capital Projects.” Included in this category are expenditures that are specific to acquisitions and new market launches and that are contemplated in the business cases for these investments. Examples of these costs include spending to upgrade acquired assets for security purposes or meet Company structural specifications or to open offices within the local market. During the first quarter of 2013, spending on Start-Up Capital Projects totaled $6.7 million.

Cash Paid for Acquisitions – During the first quarter of 2013, the Company spent $245.1 million for the purchase of 2 domestic towers and 898 international towers. These international towers consisted of those acquired pursuant to previously announced agreements, including 885 towers in Mexico and 13 towers in Colombia. During the first quarter of 2013, the Company added 20 towers to its domestic portfolio as part of a previously announced transaction. The construction of these sites, which were acquired as work in progress sites during the fourth quarter of 2012, was completed in the first quarter of 2013.

Stock Repurchase Program – During the first quarter of 2013, the Company repurchased a total of approximately 0.2 million shares of its common stock for approximately $12.5 million pursuant to its stock repurchase program. Between April 1, 2013 and April 19, 2013, the Company repurchased approximately 0.2 million additional shares of its common stock for an aggregate of approximately $16.1 million.

FINANCING OVERVIEW

Leverage – For the quarter ended March 31, 2013, the Company’s net leverage ratio was approximately 4.0x net debt (total debt less cash and cash equivalents) to first quarter 2013 annualized Adjusted EBITDA.

Liquidity – As of March 31, 2013, the Company had approximately $2.1 billion of total liquidity, comprised of approximately $441.7 million in cash and cash equivalents and the ability to borrow an aggregate of approximately $1.7 billion under its two revolving credit facilities, net of any outstanding letters of credit.

In March 2013, the Company completed the refinancing of its $1.75 billion securitization with the proceeds from the private offering of $1.8 billion aggregate principal amount of Secured Tower Revenue Securities, Series 2013-1A and Series 2013-2A. As a result, the weighted average maturity was extended to 8.6 years and the weighted average interest rate was reduced to 2.648%.

FULL YEAR 2013 OUTLOOK

The following estimates are based on a number of assumptions that management believes to be reasonable and reflect the Company’s expectations as of May 1, 2013. Actual results may differ materially from these estimates as a result of various factors, and the Company refers you to the cautionary language regarding “forward-looking” statements included in this press release when considering this information.

The Company’s outlook has been updated to reflect the issuance of the Secured Tower Revenue Securities; the introduction of a new category of capital expenditures, “Start-up Capital Projects”; and is based on the following average foreign currency exchange rates to 1.00 U.S. Dollar for the remainder of the year 2013: (a) 2.00 Brazilian Reais; (b) 475.00 Chilean Pesos; (c) 1,800.00 Colombian Pesos; (d) 0.78 Euros; (e) 1.90 Ghanaian Cedi; (f) 54.00 Indian Rupees; (g) 12.25 Mexican Pesos; (h) 2.55 Peruvian Soles; (i) 9.00 South African Rand; and (j) 2,600.00 Ugandan Schillings.

($ in millions)	Full Year 2013			Midpoint Growth	Midpoint Core Growth
Total rental and management revenue	$3,160	to	$3,210	13.6%	16.4%
Adjusted EBITDA(1)	$2,080	to	$2,130	11.2%	14.7%
Adjusted Funds From Operations(1)	$1,420	to	$1,470	18.2%	19.6%
Net Income	$765	to	$840	35.1%	N/A

(1)	See “Non-GAAP and Defined Financial Measures” below.

The Company’s outlook for total rental and management revenue reflects the following at the midpoint: (1) domestic rental and management segment revenue of $2,080 million; and (2) international rental and management segment revenue of $1,105 million, which includes approximately $285 million of pass-through revenue.

The calculation of midpoint Core Growth is as follows: (Totals may not add due to rounding.)	Total Rental and Management Revenue	Adjusted EBITDA	AFFO
Outlook midpoint Core Growth	16.4%	14.7%	19.6%
Estimated impact of fluctuations in foreign currency exchange rates	(0.1)%	0.1%	0.0%
Impact of straight-line revenue and expense recognition	(2.0)%	(2.5)%	—
Impact of significant one-time items	(0.6)%	(1.0)%	(1.3)%

Outlook midpoint growth	13.6%	11.2%	18.2%

Outlook for Capital Expenditures: ($ in millions) (Totals may not add due to rounding.)	Full Year 2013
Discretionary capital projects(1)	$240	to	$300
Ground lease purchases	85	to	105
Start-up capital projects(2)	20	-	20
Redevelopment	95	to	105
Capital improvement	85	to	95
Corporate	25	-	25

Total	$550	to	$650

(1)	Includes the construction of approximately 2,250 to 2,750 new communications sites.
(2)	Includes costs associated with acquisitions and newly launched markets.

Reconciliations of Outlook for Net Income to Adjusted EBITDA: ($ in millions) (Totals may not add due to rounding.)	Full Year 2013
Net income	$765	to	$840
Interest expense	420	to	410
Depreciation, amortization and accretion	755	to	725
Stock-based compensation expense	65	-	65
Other, including other operating expenses, interest income, loss on retirement of long-term obligations, (income) loss on equity method investments, other (income) expense and income tax provision (benefit)	75	to	90

Adjusted EBITDA	$2,080	to	$2,130

Reconciliations of Outlook for Net Income to Adjusted Funds From Operations: ($ in millions) (Totals may not add due to rounding.)	Full Year 2013
Net income	$765	to	$840
Straight-line revenue	(135)	-	(135)
Straight-line expense	31	-	31
Depreciation, amortization and accretion	755	to	725
Stock-based compensation expense	65	-	65
Non-cash portion of tax provision	5	to	10
Other, including other operating expenses, interest expense, amortization of deferred financing costs, capitalized interest, debt discounts and premiums, loss on retirement of long-term obligations and other (income) expense	44	to	54
Capital improvement capital expenditures	(85)	to	(95)
Corporate capital expenditures	(25)	-	(25)

Adjusted Funds From Operations	$1,420	to	$1,470

Conference Call Information

American Tower will host a conference call today at 8:30 a.m. ET to discuss its financial results for the first quarter ended March 31, 2013 and its outlook for the full year 2013. Supplemental materials for the call will be available on the Company’s website, www.americantower.com. The conference call dial-in numbers are as follows:

U.S./Canada dial-in: (866) 740-9153

International dial-in: (706) 645-9644

Passcode: 41016400

When available, a replay of the call can be accessed until 11:59 p.m. ET on May 15, 2013. The replay dial-in numbers are as follows:

U.S./Canada dial-in: (855) 859-2056

International dial-in: (404) 537-3406

Passcode: 41016400

American Tower will also sponsor a live simulcast and replay of the call on its website, www.americantower.com.

About American Tower

American Tower is a leading independent owner, operator and developer of wireless and broadcast communications real estate. American Tower currently owns and operates approximately 56,000 communications sites in the United States, Brazil, Chile, Colombia, Germany, Ghana, India, Mexico, Peru, South Africa and Uganda. For more information about American Tower, please visit www.americantower.com.

Non-GAAP and Defined Financial Measures

In addition to the results prepared in accordance with generally accepted accounting principles in the United States (GAAP) provided throughout this press release, the Company has presented the following non-GAAP and defined financial measures: Gross Margin, Operating Profit, Operating Profit Margin, Adjusted EBITDA, Adjusted EBITDA Margin, NAREIT Funds From Operations, Adjusted Funds From Operations, Adjusted Funds From Operations per Share, Core Growth and Net Leverage Ratio. The Company uses Funds From Operations as defined by the National Association of Real Estate Investment Trusts (NAREIT), referred to herein as NAREIT Funds From Operations.

The Company defines Gross Margin as revenues less operating expenses, excluding stock-based compensation expense recorded in costs of operations, depreciation, amortization and accretion, selling, general, administrative and development expense, and other operating expenses. The Company defines Operating Profit as Gross Margin less selling, general, administrative and development expense, excluding stock-based compensation expense and corporate expenses. For reporting purposes, the international rental and management segment Operating Profit and Gross Margin also include interest income, TV Azteca, net. These measures of Gross Margin and Operating Profit are also before interest income, interest expense, loss on retirement of long-term obligations, other income (expense), net income attributable to non-controlling interest, income (loss) on equity method investments and income taxes. The Company defines Operating Profit Margin as the percentage that results from dividing Operating Profit by revenue. The Company defines Adjusted EBITDA as net income before income (loss) from discontinued operations, net, income (loss) from equity method investments, income tax provision (benefit), other (income) expense, loss on retirement of long-term obligations, interest expense, interest income, other operating expenses, depreciation, amortization and accretion and stock-based compensation expense. The Company defines Adjusted EBITDA Margin as the percentage that results from dividing Adjusted EBITDA by total revenue. NAREIT Funds From Operations is defined as net income before gains or losses from the sale or disposal of real estate, real estate related impairment charges and real estate related depreciation, amortization and accretion, and including adjustments for unconsolidated affiliates and noncontrolling interest. The Company defines Adjusted Funds From Operations as NAREIT Funds From Operations before straight-line revenue and expense, stock-based compensation expense, the non-cash portion of our tax provision, non-real estate related depreciation, amortization and accretion, amortization of deferred financing costs, capitalized interest and debt discounts and premiums, other (income) expense, loss on retirement of long-term obligations, other operating (income) expense, unconsolidated affiliates, and noncontrolling interest, less cash payments related to capital improvements and cash payments related to corporate capital expenditures. The Company defines Adjusted Funds From Operations per Share as Adjusted Funds From Operations divided by the diluted weighted average common shares outstanding. The Company defines Core Growth in total rental and management revenue, Adjusted EBITDA and Adjusted Funds From Operations as the increase or decrease, expressed as a percentage, resulting from a comparison of financial results for a current period with corresponding financial results for the corresponding period in a prior year, in each case, excluding the impact of straight-line revenue and expense recognition, foreign currency exchange rate fluctuations and significant one-time items. The Company defines Net Leverage Ratio as net debt (total debt, less cash and cash equivalents) divided by last quarter annualized Adjusted EBITDA. These measures are not intended to replace financial performance measures determined in accordance with GAAP. Rather, they are presented as additional information because management believes they are useful indicators of the current financial performance of the Company’s core businesses. The Company believes that these measures can assist in comparing company performances on a consistent basis irrespective of depreciation and amortization or capital structure. Depreciation and amortization can vary significantly among companies depending on accounting methods, particularly where acquisitions or non-operating factors, including historical cost bases, are involved. Notwithstanding the foregoing, the Company’s measures of Gross Margin, Operating Profit, Operating Profit Margin, Adjusted EBITDA, Adjusted EBITDA Margin, NAREIT Funds From Operations, Adjusted Funds From Operations, Adjusted Funds From Operations per Share, Core Growth and Net Leverage Ratio may not be comparable to similarly titled measures used by other companies.

Cautionary Language Regarding Forward-Looking Statements

This press release contains “forward-looking statements” concerning our goals, beliefs, expectations, strategies, objectives, plans, future operating results and underlying assumptions, and other statements that are not necessarily based on historical facts. Examples of these statements include, but are not limited to statements regarding our full year 2013 outlook, foreign currency exchange rates and our expectation regarding the declaration of regular distributions. Actual results may differ materially from those indicated in our forward-looking statements as a result of various important factors, including: (1) decrease in demand for our communications sites would materially and adversely affect our operating results and we cannot control that demand; (2) new technologies or changes in a tenant’s business model could make our tower leasing business less desirable and result in decreasing revenues; (3) our business is subject to government regulations and changes in current or future laws or regulations could restrict our ability to operate our business as we currently do; (4) if our tenants consolidate, merge or share site infrastructure with each other to a significant degree, our growth, revenue and ability to generate positive cash flows could be materially and adversely affected; (5) we could suffer adverse tax or other financial consequences if taxing authorities do not agree with our tax positions; (6) a substantial portion of our revenue is derived from a small number of tenants, and we are sensitive to changes in the creditworthiness and financial strength of our tenants; (7) our foreign operations are subject to economic, political and other risks that could materially and adversely affect our revenues or financial position, including risks associated with fluctuations in foreign currency exchange rates; (8) our expansion initiatives involve a number of risks and uncertainties that could adversely affect our operating results, disrupt our operations or expose us to additional risk if we are not able to successfully integrate operations, assets and personnel; (9) if we are unable to protect our rights to the land under our towers, it could adversely affect our business and operating results; (10) increasing competition in the tower industry may create pricing pressures that may materially and adversely affect us; (11) if we are unable or choose not to exercise our rights to purchase towers that are subject to lease and sublease agreements at the end of the applicable period, our cash flows derived from such towers would be eliminated; (12) if we elect not to qualify as a REIT or fail to remain qualified as a REIT, we would be subject to tax at corporate income tax rates, which would substantially reduce funds otherwise available; (13) we may be limited in our ability to fund required distributions using cash generated through our TRSs; (14) complying with REIT requirements may limit our flexibility or cause us to forego otherwise attractive opportunities; (15) certain of our business activities may be subject to corporate level income tax and foreign taxes, which reduce our cash flows, and may have deferred and contingent tax liabilities; (16) we may need additional financing to fund capital expenditures, future growth and expansion initiatives and to satisfy our REIT distribution requirements; (17) our leverage and debt service obligations may materially and adversely affect us; (18) restrictive covenants in the loan agreement related to our securitization transaction, the loan agreements for our credit facilities and the indentures governing our debt securities could materially and adversely affect our business by limiting flexibility; (19) we may incur goodwill and other intangible asset impairment charges which could result in a significant reduction to our earnings; (20) we have limited experience operating as a REIT, which may adversely affect our financial condition, results of operations, cash flow and ability to satisfy debt service obligations; (21) we could have liability under environmental and occupational safety and health laws; (22) our towers or data centers may be affected by natural disasters and other unforeseen events for which our insurance may not provide adequate coverage; and (23) our costs could increase and our revenues could decrease due to perceived health risks from radio emissions, especially if these perceived risks are substantiated. For additional information regarding factors that may cause actual results to differ materially from those indicated in our forward-looking statements, we refer you to the information contained in Item 1A of our Form 10-K for the year ended December 31, 2012. We undertake no obligation to update the information contained in this press release to reflect subsequently occurring events or circumstances.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	March 31,	December 31,
	2013	2012(1)
ASSETS
Current assets:
Cash and cash equivalents	$441,706	$368,618
Restricted cash	46,733	69,316
Short-term investments	13,004	6,018
Accounts receivable, net	145,446	143,772
Prepaid and other current assets	232,110	222,851
Deferred income taxes	24,617	25,754

Total current assets	903,616	836,329

Property and equipment, net	5,879,513	5,796,517
Goodwill	2,898,638	2,881,959
Other intangible assets, net	3,271,981	3,136,602
Deferred income taxes	215,559	209,257
Deferred rent asset	811,903	776,201
Notes receivable and other non-current assets	482,530	452,788

Total	$14,463,740	$14,089,653

LIABILITIES:
Current liabilities:
Accounts payable	$86,769	$89,578
Accrued expenses	263,187	287,575
Distributions payable	103,095	189
Accrued interest	80,065	71,271
Current portion of long-term obligations	57,603	60,031
Unearned revenue	148,405	124,147

Total current liabilities	739,124	632,791

Long-term obligations	8,791,520	8,693,345
Asset retirement obligations	455,982	435,635
Other non-current liabilities	695,592	643,701

Total liabilities	10,682,218	10,405,472

COMMITMENTS AND CONTINGENCIES
EQUITY:
Common stock	3,966	3,959
Additional paid-in capital	5,029,261	5,012,124
Distributions in excess of earnings	(1,128,361)	(1,196,907)
Accumulated other comprehensive loss	(158,043)	(183,347)
Treasury stock	(75,208)	(62,728)

Total American Tower Corporation equity	3,671,615	3,573,101
Noncontrolling interest	109,907	111,080

Total equity	3,781,522	3,684,181

Total	$14,463,740	$14,089,653

(1)	December 31, 2012 balances have been revised to reflect purchase accounting measurement period adjustments.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

	Three Months Ended
	March 31,
	2013	2012
REVENUES:
Rental and management	$777,433	$683,990
Network development services	25,295	12,527

Total operating revenues	802,728	696,517

OPERATING EXPENSES:
Costs of operations (exclusive of items shown separately below):
Rental and management including stock-based compensation expense of $246 and $197, respectively)	191,295	163,724
Network development services (including stock-based compensation expense of $192 and $264, respectively)	10,471	7,261
Depreciation, amortization and accretion	185,804	149,655
Selling, general, administrative and development expense (including stock-based compensation expense of $20,604 and $12,584, respectively)	101,153	79,584
Other operating expenses	14,319	21,847

Total operating expenses	503,042	422,071

OPERATING INCOME	299,686	274,446

OTHER INCOME (EXPENSE):
Interest income, TV Azteca, net	3,543	3,543
Interest income	1,714	2,253
Interest expense	(111,766)	(95,117)
Loss on retirement of long-term obligations	(35,298)	(398)
Other income (including unrealized foreign currency gains $22,143 and $55,838, respectively)	22,291	52,861

Total other expense	(119,516)	(36,858)

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES AND INCOME ON EQUITY METHOD INVESTMENTS	180,170	237,588
Income tax provision	(19,222)	(27,248)
Income on equity method investments	—	18

NET INCOME	160,948	210,358
Net loss (income) attributable to noncontrolling interest	10,459	10,948

NET INCOME ATTRIBUTABLE TO AMERICAN TOWER CORPORATION	$171,407	$221,306

NET INCOME PER COMMON SHARE AMOUNTS:
Basic net income attributable to American Tower Corporation	$0.43	$0.56

Diluted net income attributable to American Tower Corporation	$0.43	$0.56

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
BASIC	395,239	393,885

DILUTED	399,659	398,453

DISTRIBUTIONS DECLARED PER SHARE	$0.26	$0.21

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Three Months Ended March 31,
	2013	2012
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$160,948	$210,358
Adjustments to reconcile net income to cash provided by operating activities:
Stock-based compensation expense	21,042	13,045
Depreciation, amortization and accretion	185,804	149,655
Loss on early retirement of securitized debt	35,288	—
Other non-cash items reflected in statements of operations	(7,496)	(28,342)
Increase in net deferred rent asset	(26,806)	(28,789)
Decrease (increase) in restricted cash	22,583	(13,490)
(Increase) decrease in assets	(7,374)	55,126
Increase in liabilities	10,047	44,454

Cash provided by operating activities	394,036	402,017

CASH FLOWS FROM INVESTING ACTIVITIES:
Payments for purchase of property and equipment and construction activities	(123,905)	(121,032)
Payments for acquisitions, net of cash acquired	(245,094)	(159,403)
Proceeds from sale of short-term investments and other non-current assets	7,150	1,095
Payments for short-term investments	(14,650)	(10,085)
Deposits, restricted cash, investments and other	(129)	(1,871)

Cash used for investing activities	(376,628)	(291,296)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from short-term borrowings, net	—	17,127
Borrowings under credit facilities	249,000	1,325,000
Proceeds from issuance of senior notes, net	983,354	698,670
Proceeds from issuance of Securities in securitization transaction, net	1,778,496	—
Proceeds from other long-term borrowings	—	16,676
Repayments of notes payable, credit facilities and capital leases	(2,937,744)	(2,018,847)
Contributions from noncontrolling interest holders, net	7,658	3,327
Purchases of common stock	(12,480)	(20,665)
Proceeds from stock options	6,140	15,615
Payment for early retirement of securitized debt	(29,234)	—
Deferred financing costs and other financing activities	(10,561)	(9,463)

Cash provided by financing activities	34,629	27,440

Net effect of changes in foreign currency exchange rates on cash and cash equivalents	21,051	2,906

NET INCREASE IN CASH AND CASH EQUIVALENTS	73,088	141,067
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	368,618	330,191

CASH AND CASH EQUIVALENTS, END OF PERIOD	$441,706	$471,258

CASH PAID (RECEIVED) FOR INCOME TAXES, NET OF REFUNDS	$13,543	$(897)

CASH PAID FOR INTEREST	$95,251	$77,936

UNAUDITED RESULTS OF OPERATIONS, BY SEGMENT

(In thousands, except percentages)

Three Months Ended, March 31, 2013
	Rental and Management			Network Development Services	Total
	Domestic	International	Total
Segment revenues	$515,676	$261,757	$777,433	$25,295	$802,728
Segment operating expenses(1)	91,833	99,216	191,049	10,279	201,328
Interest income, TV Azteca, net	—	3,543	3,543	—	3,543

Segment Gross Margin	423,843	166,084	589,927	15,016	604,943

Segment selling, general, administrative and development expense(1)	22,898	29,535	52,433	2,901	55,334

Segment Operating Profit	$400,945	$136,549	$537,494	$12,115	$549,609

Segment Operating Profit Margin	78%	52%	69%	48%	68%

Three Months Ended, March 31, 2012
	Rental and Management			Network Development Services	Total
	Domestic	International	Total
Segment revenues	$487,062	$196,928	$683,990	$12,527	$696,517
Segment operating expenses(1)	93,003	70,524	163,527	6,997	170,524
Interest income, TV Azteca, net	—	3,543	3,543	—	3,543

Segment Gross Margin	394,059	129,947	524,006	5,530	529,536

Segment selling, general, administrative and development expense(1)	19,400	23,895	43,295	358	43,653

Segment Operating Profit	$374,659	$106,052	$480,711	$5,172	$485,883

Segment Operating Profit Margin	77%	54%	70%	41%	70%

(1)	Excludes stock-based compensation expense.

UNAUDITED SELECTED FINANCIAL INFORMATION

(In thousands, except where noted. Totals may not add due to rounding.)

Selected Balance Sheet Detail:

Long-term obligations summary, including current portion	March 31, 2013
2011 Credit Facility	$—
2012 Credit Facility	322,000
2012 Term Loan	750,000
4.625% Senior Notes due 2015	599,676
7.000% Senior Notes due 2017	500,000
4.500% Senior Notes due 2018	999,440
7.250% Senior Notes due 2019	296,388
5.050% Senior Notes due 2020	699,353
5.900% Senior Notes due 2021	499,370
4.700% Senior Notes due 2022	698,787
3.500% Senior Notes due 2023	992,007

Total unsecured debt at American Tower Corporation	6,357,021

Secured Tower Revenue Securities, Series 2013-1A	500,000
Secured Tower Revenue Securities, Series 2013-2A	1,300,000
Unison Notes(1)	206,750
South African facility(2)	90,326
Colombian long-term credit facility(2)	73,682
Colombian bridge loans(2)	51,312
Shareholder loans(3)	211,150
Capital lease obligations	58,882

Total secured, subsidiary or other debt	$2,492,102

Total debt	$8,849,123

Cash and cash equivalents	441,706

Net debt (Total debt less cash and cash equivalents)	$8,407,417

(1)	The Unison Notes are secured debt and were assumed as a result of the acquisition of certain legal entities holding a portfolio of property interests from Unison Holdings LLC and Unison Site Management II, L.L.C.
(2)	Denominated in local currency.
(3)	Denominated in USD, reflects balances attributable to minority shareholder loans in the Company’s joint ventures in Colombia, Ghana and Uganda.

Calculation of Net Leverage Ratio ($ in thousands)	Three Months Ended March 31, 2013
Total debt	$8,849,123
Cash and cash equivalents	441,706

Numerator: net debt (total debt less cash and cash equivalents)	$8,407,417

Adjusted EBITDA	$524,394
Denominator: annualized Adjusted EBITDA	2,097,576

Net leverage ratio	4.0x

UNAUDITED SELECTED FINANCIAL INFORMATION

(In thousands, except where noted. Totals may not add due to rounding.)

Share count rollforward: (in millions of shares)	Three Months Ended March 31, 2013
Total common shares, beginning of period	395.1
Common shares repurchased	(0.2)
Common shares issued	0.7

Total common shares outstanding, end of period(1)	395.6

(1)	As of March 31, 2013, excludes (a) 4.0 million potentially dilutive shares associated with vested and exercisable stock options with an average exercise price of $39.50 per share, (b) 3.0 million potentially dilutive shares associated with unvested stock options, and (c) 1.8 million potentially dilutive shares associated with unvested restricted stock units.

Total rental and management straight-line revenue and expense:

In accordance with GAAP, the Company recognizes consolidated rental and management revenue and expense related to non-cancellable tenant and ground lease agreements with fixed escalations on a straight-line basis, over the applicable lease term. As a result, the Company’s revenue recognized may differ materially from the amount of cash collected per tenant lease, and the Company’s expense incurred may differ materially from the amount of cash paid per ground lease. Additional information regarding straight-line accounting can be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012 in the section entitled “Revenue Recognition,” in note 1, “Business and Summary of Significant Accounting Policies,” within the notes to the consolidated financial statements. A summary of total rental and management straight-line revenue and expense, which represents the non-cash revenue and expense recorded due to straight-line recognition, is as follows:

	Three Months Ended March 31,
	2013	2012
Total rental and management operations straight-line revenue	$34,240	$38,503
Total rental and management operations straight-line expense	7,115	9,735

	Three Months Ended March 31,
Selling, general, administrative and development expense breakout:	2013	2012
Total rental and management overhead	$52,433	$43,295
Network development services segment overhead	2,901	358
Corporate and development expenses	25,215	23,347
Stock-based compensation expense	20,604	12,584

Total	$101,153	$79,584

	Three Months Ended March 31,
International pass-through revenue detail:	2013	2012
Pass-through revenue	$69,651	$48,626

SELECTED CASH FLOW DETAIL:

	Three Months Ended March 31,
Payments for purchase of property and equipment and construction activities:	2013	2012
Discretionary capital projects	$57,270	$63,738
Ground lease purchases	14,800	14,714
Start-up capital projects	6,723	1,627
Redevelopment	21,712	22,812
Capital improvements	15,882	13,929
Corporate	7,518	4,212

Total	$123,905	$121,032

UNAUDITED SELECTED FINANCIAL INFORMATION

(In thousands, except where noted. Totals may not add due to rounding.)

SELECTED STATEMENT OF OPERATIONS DETAIL:

The following table reflects the estimated impact of foreign currency exchange rate fluctuations, straight-line revenue and expense recognition and material one-time items on total rental and management revenue, Adjusted EBITDA and AFFO:

The calculation of Core Growth is as follows:

Three Months Ended March 31, 2013	Total Rental and Management Revenue	Adjusted EBITDA	AFFO
Core Growth	20.3%	19.6%	20.9%
Estimated impact of fluctuations in foreign currency exchange rates	(2.2)%	(1.6)%	(2.5)%
Impact of straight-line revenue recognition	(1.6)%	(1.4)%	—
Impact of material one-time items	(2.7)%	(3.1)%	(8.5)%

Reported growth	13.7%	13.4%	9.9%

SELECTED PORTFOLIO DETAIL:

Tower Count(1):

	As of December 31, 2012	Constructed	Acquired		Adjustments	As of March 31, 2013
United States(2)	22,534	48	22	(3)	(5)	22,599
Brazil	4,345	25	—		—	4,370
Chile	1,181	1	—		(1)	1,181
Colombia	3,004	24	13		—	3,041
Germany	2,031	—	—		—	2,031
Ghana	1,926	4	—		(1)	1,929
India	10,378	307	—		—	10,685
Mexico(4)	5,777	14	885		(3)	6,673
Peru	500	—	—		(1)	499
South Africa	1,604	17	—		—	1,621
Uganda	1,043	1	—		—	1,044

Total	54,323	441	920		(11)	55,673

(1)	Excludes in-building and outdoor distributed antenna system networks.
(2)	United States tower count includes 275 broadcast towers.
(3)	Includes 20 towers that were acquired during the fourth quarter of 2012 as work in progress sites and were completed during the first quarter of 2013.
(4)	Mexico tower count includes 199 broadcast towers.

UNAUDITED RECONCILIATIONS TO GAAP MEASURES AND THE CALCULATION OF DEFINED FINANCIAL MEASURES

(In thousands, except per share data and percentages. Totals may not add due to rounding.)

The reconciliation of net income to Adjusted EBITDA and the calculation of Adjusted EBITDA Margin are as follows:

	Three Months Ended
	March 31,
	2013	2012
Net income	$160,948	$210,358
Income from equity method investments	—	(18)
Income tax provision	19,222	27,248
Other income	(22,291)	(52,861)
Loss on retirement of long-term obligations	35,298	398
Interest expense	111,766	95,117
Interest income	(1,714)	(2,253)
Other operating expenses	14,319	21,847
Depreciation, amortization and accretion	185,804	149,655
Stock-based compensation expense	21,042	13,045

Adjusted EBITDA	$524,394	$462,536

Divided by total revenue	802,728	696,517

Adjusted EBITDA Margin	65%	66%

The reconciliation of net income to NAREIT Funds From Operations and the calculation of Adjusted Funds From Operations and Adjusted Funds From Operations per Share are presented below:

	Three Months Ended March 31,
	2013	2012
Net Income	$160,948	$210,358
Real estate related depreciation, amortization and accretion	163,742	132,832
Losses from sale or disposal of real estate and real estate related impairment charges	269	3,815
Adjustments for unconsolidated affiliates and noncontrolling interest	2,830	6,617

NAREIT Funds From Operations	327,789	353,622

Straight-line revenue	(34,240)	(38,503)
Straight-line expense	7,115	9,735
Stock-based compensation expense	21,042	13,045
Non-cash portion of tax provision	5,679	28,145
Non-real estate related depreciation, amortization and accretion	22,062	16,823
Amortization of deferred financing costs, capitalized interest and debt discounts and premiums(1)	7,527	1,852
Other income (2)	(22,291)	(52,861)
Loss on retirement of long-term obligations	35,298	398
Other operating expense (3)	14,050	18,032
Capital improvement capital expenditures(4)	(15,882)	(13,929)
Corporate capital expenditures	(7,518)	(4,212)
Adjustments for unconsolidated affiliates and noncontrolling interest	(2,830)	(6,617)

Adjusted Funds From Operations	$357,801	$325,530

Divided by weighted average diluted shares outstanding	399,659	398,453
Adjusted Funds From Operations per Share	$0.90	$0.82

(1)	Includes accrued non-cash interest expense attributable to joint-venture loans.
(2)	Primarily includes unrealized (gain) loss on foreign currency exchange rate fluctuations.
(3)	Primarily includes impairments and transaction related costs.
(4)	2012 amounts adjusted to exclude the new category of capital expenditures, Start-Up Capital Projects.